SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT





             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     March 1, 2000
                                                ____________________________

                         CLIMACHEM, INC.
____________________________________________________________________________
      (Exact name of registrant as specified in its charter)


     Oklahoma                                                73-1528549
______________________     ________________________     ___________________
 (State or other            (Commission File             (IRS Employer
  jurisdiction of            Number)                     Identification No.)
  incorporation)


16 South Pennsylvania Avenue, Oklahoma City, Oklahoma          73107
_____________________________________________________      ________________
 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (405) 235-4546
                                                    ______________

                          Not applicable
____________________________________________________________________________
  (Former name or former address, if changed since last report)

Item 5.   Other Events.
          ____________

     On March 1, 2000, ClimaChem, Inc. (the "Company") amended its revolving credit facility (the "Credit Facility"). The Company had previously fallen below certain adjusted tangible net worth and debt ratio requirements under the Credit Facility between the lender and certain of the Company's subsidi-aries. The Company's lender agreed to forbear from exercising its rights under the Credit Facility arising as a result of the financial covenants pending the amendment of the Credit Facility.

     The March 1, 2000, amendments to the Credit Facility eliminated the Company's failure to meet the financial covenants under the Credit Facility. The amendment, among other things, increased the annual interest rate applicable to the Company's revolving credit facility and letters of credit by one percent and reduced the Company's net worth and interest coverage ratios. The amendment further provides that if new financial covenants for the fiscal year beginning in January 2001 are not agreed to by the lender by October 1, 2000, the Credit Facility will terminate automatically on December 31, 2000.

Item 7.   Financial Statements and Exhibits.
          _________________________________

     (c)  Exhibits.

          10.1 Press Release, issued March 7, 2000, which was previously filed as Exhibit 10.1 to LSB Industries, Inc.'s Form 8-K, dated
               March 1, 2000, is incorporated by reference.

          10.2 Eighth Amendment to Amended and Restated Loan and Security Agreement, dated March 1, 2000, by and between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Company, and Slurry Explosive Corporation, which was previously filed as Exhibit 10.2 to LSB Industries, Inc.'s Form 8-K dated March 1, 2000, is incorporated by reference.

                            SIGNATURES
                            __________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 9, 2000.

                              CLIMACHEM, INC.


                              By:  /s/ Tony M. Shelby
                                 __________________________________________
                                    Tony M. Shelby,
                                    Senior Vice President and
                                    Chief Financial Officer
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